CONSENT OF KEVIN MARTINA

I, Kevin Martina, hereby consent to the use of my name and the information derived from the sections of the Technical Report titled "Feasibility Study National Instrument 43-101 Technical Report for the Thacker Pass Project, Humboldt County, Nevada, USA" with an effective date of November 2, 2022, that I am responsible for preparing, being incorporated by reference into the Post-Effective Amendment No. 1 to Form S-8 Registration Statement of Lithium Americas (Argentina) Corp. (Formerly Lithium Americas Corp.) being filed with the United States Securities and Exchange Commission.

/s/ Kevin Martina
Kevin Martina

October 6, 2023